Exhibit 99.1

Jabil Posts Record Fourth Quarter & Fiscal Year Results

Company’s Performance Substantially Ahead of Long-Term Growth Goals

St. Petersburg, FL – September 27, 2011…Jabil Circuit, Inc. (NYSE: JBL), reported its preliminary, unaudited financial results for the fourth quarter and full fiscal 2011, ended August 31, 2011, announcing fiscal year revenue growth of 23 percent, operating income growth of 77 percent and earnings growth of 126 percent. “Posting a record quarter and fiscal year in the present environment is remarkable,” said Timothy L. Main, President and CEO of Jabil. “Demand for our expertise in managing global supply chain networks remains robust, especially now as customers increasingly focus on growth in developing economies.”

Jabil believes that its strength in managing complex products and process technologies on a global scale has been important to exceeding its long-term growth targets in fiscal 2011. Jabil achieved growth through a combination of market share gains, new customer wins and new production from its existing customer base. Management indicated that their success rate allowed them to grow their Diversified Manufacturing Services business 43 percent in fiscal 2011, well above the long-term growth target of 20 to 30 percent per year. Performance in Enterprise & Infrastructure and High Velocity business areas were also above long-term growth targets, posting revenue growth of 18 percent and 11 percent, respectively.

“In addition to progress against our long-term objectives, we generated significantly higher cash flow in fiscal 2011, enabling the return of $262 million in capital to shareholders via our dividend and share-repurchase program,” said Main. Jabil generated $828 million in cash flow from operations over the course of the year. Business expansion combined with a focus on lean manufacturing principles and capital efficiency continue to be areas of emphasis for the company.

FISCAL 2011 HIGHLIGHTS

•	Revenue from Diversified Manufacturing Services flourished by 43 percent over fiscal 2010.

•	Specialized Services revenue improved 76 percent from fiscal 2010.

•	Healthcare & Instrumentation revenue increased 31 percent from fiscal 2010.

•	Industrial & Clean Tech revenue grew19 percent from fiscal 2010.

•	Enterprise & Infrastructure revenue increased by 18 percent over fiscal 2010.

•	High Velocity revenue expanded 11 percent over fiscal 2010.

•	Lean manufacturing savings increased approximately 400 percent.

•	Generated $828 million in cash flow from operations during the fiscal year.

•	Return on invested capital of 26 percent.

•	Return on equity of 24 percent.

•	Jabil returned $62 million to shareholders via dividends during fiscal 2011.

•	Repurchased 11.5 million shares of common stock during the quarter.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

QUARTERLY RESULTS	Q4 2011	Q4 2010
Net revenue	$4.3 billion	$3.9 billion
GAAP operating income	$165.6 million	$103.0 million
GAAP net income	$114.3 million	$58.7 million
GAAP diluted earnings per share	$0.52	$0.27
GAAP Return on Invested Capital	26%	15%
Core operating income	$187.2 million	$157.0 million
Core earnings	$136.3 million	$112.1 million
Core diluted earnings per share	$0.62	$0.52
Core Return on Invested Capital	30%	26%

FISCAL YEAR RESULTS	FISCAL 2011	FISCAL 2010
Net revenue	$16.5 billion	$13.4 billion
GAAP operating income	$578.7 million	$327.6 million
GAAP net income	$381.1 million	$168.8 million
GAAP diluted earnings per share	$1.73	$0.78
Core operating income	$715.2 million	$490.9 million
Core earnings	$516.3 million	$330.4 million
Core diluted earnings per share	$2.34	$1.52

Business Update

“While macroeconomic conditions remain uncertain, our expectation for continuing growth underscores our belief in the benefit of diversification and the sustained demand for our services,” said Jabil CEO Timothy Main. “Customers are most concerned with driving higher levels of performance from their supply chain networks. We intend to drive superior levels of customer loyalty by giving them peerless performance throughout our organization.”

	Fiscal Q1 2012 Guidance Range	Y/Y Fiscal Q1 2011 *
Net revenue	$4.3 billion - $4.5 billion	8%
Core operating income	$185 million - $205 million	7%
Core earnings per share	$0.62 to $0.70 per diluted share	8%
GAAP earnings per share	$0.52 to $0.60 per diluted share	14%

(GAAP earnings per share for the first quarter of fiscal 2012 are currently estimated to include $0.02 per share for amortization of intangibles and $0.08 per share for stock-based compensation).

*	Annual growth based on mid-point of guidance.

2

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth fiscal quarter and fiscal year 2011; the demand for global supply chain services; the focus of our customers on growth in developing economies; our emphasis on business expansion combined with a focus on lean manufacturing principles and capital efficiency; the uncertainty of macroeconomic conditions; our expectation for continuing growth; our belief in the benefit of diversification and the sustained demand for our services; customers’ concern with driving higher levels of performance from their supply chain networks; our intention to drive superior levels of customer loyalty by giving customers peerless performance throughout our organization and our currently expected first quarter of fiscal year 2012 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our fourth fiscal quarter and fiscal year 2011 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; adverse changes in the demand, or expected demand, of our customers; changes in the demand for global supply chain services; changes in the focus of our customers; changes in our emphasis and focus on business expansion, lean manufacturing principles and capital efficiency; the expected new business opportunities in targeted segments failing to arise; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire (including, with respect to the acquisition of the Italian and French sites, potential unknown liabilities and the costs associated with addressing potential reduced business activity at these sites); risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the fourth fiscal quarter 2011 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available September 27, 2011

3

at approximately 7:30 p.m. ET through midnight on October 4, 2011. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is: 99762902. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 25 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	August 31, 2011	August 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$888,611	$744,329
Trade accounts receivable, net	1,100,926	1,408,319
Inventories	2,227,339	2,094,135
Prepaid expenses and other current assets	868,892	349,165
Income taxes receivable	33,855	35,560
Deferred income taxes	15,737	22,510

Total current assets	5,135,360	4,654,018

Property, plant and equipment, net	1,641,335	1,451,392
Goodwill and intangible assets, net	125,305	132,568
Deferred income taxes	74,989	55,101
Other assets	80,951	74,668

Total assets	$7,057,940	$6,367,747

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$74,160	$167,566
Accounts payable	2,885,168	2,741,719
Accrued expenses	892,391	672,252
Income taxes payable	32,987	19,236
Deferred income taxes	5,182	4,401

Total current liabilities	3,889,888	3,605,174

Notes payable and long-term debt, less current installments	1,112,594	1,018,930
Income tax liability	88,451	86,351
Deferred income taxes	15,761	1,462
Other liabilities	67,423	63,058

Total liabilities	5,174,117	4,774,975

Equity:
Jabil Circuit, Inc. stockholders’ equity
Common stock	225	220
Additional paid-in capital	1,649,431	1,541,507
Retained earnings	441,793	123,303
Accumulated other comprehensive income	194,706	122,062
Treasury stock at cost	(419,035)	(209,046)

Total Jabil Circuit, Inc. stockholders’ equity	1,867,120	1,578,046

Noncontrolling interests	16,703	14,726

Total equity	1,883,823	1,592,772

Total liabilities and equity	$7,057,940	$6,367,747

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010

Net revenue	$4,280,295	$3,860,933	$16,518,827	$13,409,411
Cost of revenue	3,951,092	3,573,425	15,264,257	12,405,267

Gross profit	329,203	287,508	1,254,570	1,004,144

Operating expenses:
Selling, general and administrative	152,204	160,512	590,572	589,738
Research and development	6,209	6,632	25,034	28,085
Amortization of intangibles	5,230	5,980	22,051	25,934
Restructuring and impairment charges	—	2,512	628	8,217
Loss on disposal of subsidiaries	—	8,882	23,944	24,604
Settlement of receivables and related charges	—	—	13,607	—

Operating income	165,560	102,990	578,734	327,566

Interest, net and other	24,527	19,704	97,547	80,299

Income before income taxes	141,033	83,286	481,187	247,267

Income tax expense	25,492	23,910	98,229	76,501

Net income	115,541	59,376	382,958	170,766

Net income (loss) attributable to noncontrolling interests, net of income tax expense	1,253	685	1,895	1,926

Net income attributable to Jabil Circuit, Inc.	$114,288	$58,691	$381,063	$168,840

Earnings per share:

Income attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.54	$0.27	$1.78	$0.79

Diluted	$0.52	$0.27	$1.73	$0.78

Weighted average shares outstanding:
Basic	212,753	214,011	214,502	214,332

Diluted	219,494	215,997	220,719	217,597

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Twelve months ended
	August 31, 2011	August 31, 2010
Cash flows from operating activities:
Net income	$382,958	$170,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	319,179	283,284
Recognition of stock-based compensation expense	76,230	104,609
Settlement of receivables and related charges	12,673	—
Loss on disposal of subsidiaries	23,944	18,671
Other, net	12,804	20,036
Change in operating assets and liabilities, exclusive of net assets acquired:
Trade accounts receivable	48,232	(247,133)
Inventories	(158,545)	(969,348)
Prepaid expenses and other current assets	(212,265)	(143,639)
Other assets	3,205	448
Accounts payable and accrued expenses	305,814	1,172,770
Income taxes payable	13,780	16,946

Net cash provided by operating activities	828,009	427,410

Cash flows from investing activities:
Cash paid for business and intangible asset acquisitions, net of cash acquired	3,985	—
Acquisition of property, plant and equipment	(458,989)	(398,425)
Proceeds from sale of property, plant and equipment	23,483	10,280
Cost of receivables acquired, net of cash collections	(557)	—
Proceeds from disposal of available for sale investments	5,800	—
Notes receivable from sale	—	(24,972)
Proceeds from disposal of subsidiaries, net of cash	—	(27,140)

Net cash used in investing activities	(426,278)	(440,257)

Cash flows from financing activities:
Repayments, net of borrowings, under debt agreements	(14,597)	(49,435)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	31,644	10,744
Treasury stock minimum tax withholding related to vesting of restricted stock	(9,763)	(5,505)
Payments to acquire treasury stock	(200,226)	—
Dividends paid to stockholders	(60,411)	(59,869)
Debt issuance costs	(14,549)	—
Net proceeds from issuance of ordinary shares of certain subsidiaries	—	586
Bank overdraft of subsidiary	—	3,067
Excess tax benefit of options exercised	180	132

Net cash used in financing activities	(267,722)	(100,280)

Effect of exchange rate changes on cash and cash equivalents	10,273	(18,816)

Net increase (decrease) in cash and cash equivalents	144,282	(131,943)
Cash and cash equivalents at beginning of period	744,329	876,272

Cash and cash equivalents at end of period	$888,611	$744,329

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Twelve months ended
	August 31,	August 31,	August 31,	August 31,
	2011	2010	2011	2010

Operating income (GAAP)	$165,560	$102,990	$578,734	$327,566
Amortization of intangibles	5,230	5,980	22,051	25,934
Stock-based compensation expense and related charges	16,376	36,629	76,230	104,609
Restructuring and impairment charges	—	2,512	628	8,217
Settlement of receivables and related charges	—	—	13,607	—
Loss on disposal of subsidiaries	—	8,882	23,944	24,604

Core operating income (Non-GAAP)	$187,166	$156,993	$715,194	$490,930

Net income (GAAP)	$114,288	$58,691	$381,063	$168,840
Amortization of intangibles, net of tax	5,213	5,968	21,998	25,887
Stock-based compensation expense and related charges, net of tax	16,790	36,006	75,068	102,719
Restructuring and impairment charges, net of tax	—	2,537	628	8,314
Settlement of receivables and related charges, net of tax	—	—	13,607	—
Loss on disposal of subsidiaries, net of tax	—	8,882	23,944	24,604

Core earnings (Non-GAAP)	$136,291	$112,084	$516,308	$330,364

Earnings per share: (GAAP)
Basic	$0.54	$0.27	$1.78	$0.79

Diluted	$0.52	$0.27	$1.73	$0.78

Core earnings per share: (Non-GAAP)
Basic	$0.64	$0.52	$2.41	$1.54

Diluted	$0.62	$0.52	$2.34	$1.52

Common shares used in the calculations of earnings per share (GAAP):
Basic	212,753	214,011	214,502	214,332

Diluted	219,494	215,997	220,719	217,597

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	212,753	214,011	214,502	214,332

Diluted	219,494	215,997	220,719	217,597

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates (1) “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculation of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

Three months ended
August 31,
2011
Numerator:
Operating income (GAAP)	$165,560
Tax effect (1)	(25,478)

After-tax operating income	140,082
x4

Annualized after-tax operating income	$560,328

Core Operating Income (Non-GAAP)	$187,166
Tax effect (2)	(25,083)

After-tax core operating income	162,083
x4

Annualized after-tax core operating income	$648,332

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$1,900,238
Average notes payable and long-term debt, less current installments (3)	1,109,895
Average current installments of notes payable and long-term debt (3)	77,305
Average cash and cash equivalents (3)	(899,878)

Net invested capital asset base	$2,187,560

Return on Invested Capital (GAAP)	25.6%
Adjustments noted above	4.0%
Core Return on Invested Capital (Non-GAAP)	29.6%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.